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                                           SECURITIES AND EXCHANGE COMMISSION

                                                 Washington, D.C. 20549

                                                        FORM 8-K
                                                     CURRENT REPORT
                                         Pursuant to Section 13 or 15(d) of the
                                            Securities Exchange Act of 1934

                            Date of Report (Date of earliest event reported): March 24, 1999

                                                      SUGEN, INC.
                                 (Exact name of registrant as specified in its charter)
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                Delaware                                0-24814                             13-3629196
     (State or other jurisdiction of             (Commission File No.)         (I.R.S. Employer Identification No.)
     incorporation or organization)


                                                 230 East Grand Avenue
                                         South San Francisco, California 94080
                                 (Address of principal executive offices and zip code)

                           Registrant's telephone number, including area code: (650) 553-8300


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Item 5.  Other Events.

On March 22, 1999, SUGEN, Inc. (the "Company") announced the private placement of $28,000,000 aggregate principal amount of its 12% Senior Convertible Notes due 2002 (the "Notes") and warrants (the "Warrants") to acquire $21,000,000 principal amount of 12% Senior Convertible Notes (the "Warrant Notes"). The private placement closed on March 24, 1999 (the "Closing Date"). In addition, the holders of the outstanding balance of approximately $5,700,000 of the Company's 5% Senior Custom Convertible Notes issued in September 1997 (the "1997 Notes") have agreed, subject to certain conditions set forth in the Securities Purchase and Exchange Agreement attached hereto as Exhibit 4.1, that the 1997 Notes will be converted into common stock of the Company (the "Common Stock") in accordance with the terms of the 1997 Notes or exchanged for additional Notes and Warrants at a premium of 125-132% of the outstanding principal amount of the 1997 Notes within 135 days of the Closing Date. The exchange of all outstanding 1997 Notes would result in the issuance of an additional $7,368,073 principal amount of Notes and Warrants to purchase an additional $5,526,055 principal amount of Warrant Notes. The following summary of certain terms of the Notes and Warrants does not purport to be a complete description and is qualified in its entirety by reference to the forms of Securities Purchase and Exchange Agreement, Note and Warrant, each of which are incorporated by reference herein and copies of which are filed as Exhibits 4.1, 4.2 and 4.3 to this Form 8-K.

The Notes were sold at par, mature in March 2002 and bear interest at the rate of 12% per annum, payable in cash or, at the election of the Company, shares of Common Stock. The principal amount of the Notes, together with accrued and unpaid interest, is convertible into shares of Common Stock at a conversion price of $20.50 (the "Conversion Price"). Among other covenants, the Notes include covenants that require the Company to meet certain cash and cash equivalent maintenance requirements.

The Warrants are exercisable at any time until March 2001, subject to restrictions on the level of exercises in any period as set forth in the Warrants. During the term of the Warrants, if the closing bid price of the Company's Common Stock exceeds 175% of the Conversion Price for a period of 20 consecutive trading days, the Company may require the Warrant holders to exercise the Warrants and purchase the Warrant Notes, subject to restrictions on the level of exercises that the Company may require in any period as set forth in the Warrants. However, if the closing bid price of the Company's Common Stock exceeds 200% of the Conversion Price for a period of 20 consecutive days, the Company, without limitation, may require the Warrant holders to exercise the Warrants and purchase the Warrant Notes. The Warrant Notes will have substantially the same terms as the Notes with a term of three years from their date of issuance and an interest rate of 12.0% per annum, payable in cash or, at the election of the Company, shares of Common Stock.

The Company has the right, subject to certain conditions set forth in the Notes, to redeem the Notes, Warrants and Warrant Notes at any one time by delivering a cash amount equal to the outstanding principal and accrued interest of the Notes and Warrant Notes, plus a premium of 105%-110% depending on the redemption date, and warrants to purchase shares of the Company's Common Stock at the Conversion Price (the "Common Stock Warrants"). The Company also has the right to defease the Notes in accordance with the terms set forth in the Notes.

The Company has agreed to prepare and, on or prior to April 23, 1999, file with the SEC a Registration Statement on Form S-3 which covers the resale by the holders of the Notes and Warrants issued on the Closing Date of (i) a number of shares of Common Stock equal to at least the number of shares of Common Stock issuable to the holders upon conversion of the Notes issued on the Closing Date and the Warrant Notes issuable upon exercise of the Warrants issued on the Closing Date, determined as if such Notes and the Warrant Notes, together with three months' accrued and unpaid interest thereon, were converted in full at the Conversion Price, and (ii) such additional number of shares of Common Stock as the Company in its discretion determines to register in connection with the issuance of the shares of Common Stock in payment of interest on the Notes issued on the Closing Date and Warrant Notes issuable upon exercise of the Warrants issued on the Closing Date and the issuance of shares of Common Stock upon exercise of any Common Stock Warrants that may be issued upon redemption of the Notes, Warrants and Warrant Notes. If the Company does not file the registration statement by April 23, 1999 or if the registration statement is not declared effective within 90 days of the Closing Date if the registration statement is not reviewed by the staff of the SEC or within 135 days of the Closing Date if the registration statement is reviewed by the staff of the SEC, at the Noteholders' option the Company will be obligated to redeem the Notes for 100% of their outstanding face value plus accrued and unpaid interest.

Diaz & Altschul Capital, LLC of New York City was the placement agent in the transaction. In consideration for its services as placement agent, the Company paid Diaz & Altschul Capital, LLC a fee of $1,400,000 with respect to the placement of the $28,000,000 principal amount of Notes issued on the Closing Date. Diaz & Altschul Capital, LLC will be entitled to additional fees in the event the Warrants are exercised.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

4.1 Form of Securities Purchase and Exchange Agreement, dated as of March 19, 1999, by and between the Company and the investors named therein.

4.2      Form of 12% Senior Convertible Note due 2002.

4.3      Form of 12% Senior Convertible Note Purchase Warrant.

99.1 Press Release, titled "SUGEN, Inc. Announces $28.0 Million Financing by Private Placement of Senior Convertible Notes," dated March 22, 1999.





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                                   SIGNATURES
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.
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                                                     SUGEN, Inc.
Dated:    March 29, 1999                             By:   /s/ James L. Knighton
          ---------------                            -------------------------------------------------
                                                     James L. Knighton
                                                     Senior Vice President and Chief Financial Officer
                                                     (Principal Financial and Accounting Officer)

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